Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. §1350

In connection with this six month transitional period report on Form 10-K of Energy XXI Gulf Coast, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael S. Reddin, Interim Chief Executive Officer of the Company and Hugh Menown, Interim Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2017

/s/ MICHAEL S. REDDIN

Michael S. Reddin
Interim Chief Executive Officer

Date: February 22, 2017

/s/ HUGH MENOWN

Hugh Menown
Interim Chief Financial Officer